Exhibit 10.1

EXECUTION

AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT (this “Amendment”), dated as of May 2, 2018, by and between TPG RE Finance Trust, Inc., a Maryland corporation, and TPG RE Finance Trust Management, L.P., a Delaware limited partnership.  Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of July 25, 2017 (the “Agreement”); and

WHEREAS, the Company and the Manager desire to amend the Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.  Amendments.

(a)Definition of Equity. Section 1(a) of the Agreement is hereby amended so that the definition of “Equity” reads in its entirety as follows:

“Equity” means (a) the sum of (1) the net proceeds received by the Company and, without duplication, the Subsidiaries from all issuances of the Company’s and the Subsidiaries’ equity securities, including for the avoidance of doubt issuances of Common Stock and Class A Common Stock by the Company prior to the Closing Date (for purposes of calculating this amount, the net proceeds received by the Company from all issuances of outstanding Common Stock and Class A Common Stock prior to the Closing Date shall equal $1,004,382,522), plus (2) the value of contributions, including, without limitation, contributions of assets or interests in assets in exchange for equity securities, made by Persons other than the Company or a Subsidiary of the Company, from time to time, to the capital of the Company or another Subsidiary of the Company plus (3) the Company’s cumulative Core Earnings for the period commencing on the Closing Date to the end of the most recently completed calendar quarter, and (b) less (1) any distributions made by the Company to the holders of the Company’s equity securities and any distributions made by the Subsidiaries to the holders of the Subsidiaries’ equity securities (other than to the Company or another Subsidiary of the Company) following the Closing Date, (2) any amount that the Company or any of the Subsidiaries has paid to repurchase for cash the Common Stock or the Class A Common Stock following the Closing Date and (3) any Incentive Compensation earned by the Manager following the Closing Date. With respect to that portion of the period from and after the Closing Date that is used in the calculation of Incentive Compensation or the Management Fee, all items in the foregoing sentence (other than clause (a)(3)) shall be calculated on a daily weighted average basis.

(b)Definition of Core Earnings. Section 1(a) of the Agreement is hereby amended so that the definition of “Core Earnings” reads in its entirety as follows:

“Core Earnings” means the net income (loss) attributable to the holders of Common Stock and Class A Common Stock and, without duplication, the holders of the Subsidiaries’ equity securities (other than the Company or any of the Subsidiaries), computed in accordance with GAAP, including realized gains and losses not otherwise included in net income (loss), and excluding (i) non-cash equity compensation expense, (ii) the Incentive Compensation, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the Applicable Period, regardless of whether such items are included in other comprehensive income or loss or in net income and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between the Manager and the Independent Directors and approved by a majority of the Independent Directors.

(c)Definition of Incentive Compensation. Section 1(a) of the Agreement is hereby amended so that the definition of “Incentive Compensation” reads in its entirety as follows:

“Incentive Compensation” means the incentive fee calculated and payable with respect to each calendar quarter following the Closing Date (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to the difference between: (1) the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for the most recent 12-month period (or such lesser number of completed calendar quarters, if applicable), including the Applicable Period, and (ii) the product of (A) the Company’s Equity in the most recent 12-month period (or such lesser number of completed calendar quarters, if applicable), including the Applicable Period, and (B) 7% per annum; and (2) the sum of any Incentive Compensation paid to the Manager with respect to the first three calendar quarters of the most recent 12-month period (or such lesser number of completed calendar quarters preceding the Applicable Period, if applicable); provided, however, that no Incentive Compensation shall be payable to the Manager with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters following the Closing Date) is greater than zero.

Equity securities of the Company or any of the Subsidiaries that are entitled to a specified periodic distribution or have other debt characteristics shall not constitute equity securities and shall not be included in “Equity” for the purpose of calculating Incentive Compensation and instead, the aggregate distribution amount that accrues to such equity securities during the calendar quarter of such calculation shall be subtracted from Core Earnings, before Incentive Compensation for purposes of calculating Incentive Compensation, unless such distribution is otherwise excluded from Core Earnings.

Incentive Compensation shall be pro rated for partial periods, to the extent necessary, based on the number of days elapsed or remaining in such period, as the case may be (including any calendar quarter during which the Closing Date occurs and any calendar quarter during which any Effective Termination Date occurs).

Section 2. Status.  This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect.

Section 3. Representations. In order to induce both the Company and the Manager to execute and deliver this Amendment, each party represents that, as of the date hereof, it is in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 16(e) of the Agreement, which terms and provisions are incorporated herein by reference.

Section 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

Section 6. Facsimile Execution. Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

TPG RE Finance Trust, Inc.

By:	/s/ Matthew J. Coleman
	Name:	Matthew J. Coleman
	Title:	Vice President

TPG RE Finance Trust Management, L.P.

By:	TPG Real Estate Advisors, LLC, its General Partner

By:	/s/ Matthew J. Coleman
	Name:	Matthew J. Coleman
	Title:	Vice President

[Signature Page – Amendment No. 1 to Management Agreement]